UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2005

Input/Output, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12961	22-2286646
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12300 Parc Crest Dr. Stafford, TX		77477
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 933-3339

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

On August 26, 2005, the U.S. District Court for the Southern District of Texas, Houston Division, ordered that the class action allegations contained in a putative class action lawsuit filed against the Company and various Company officers be stricken from the lawsuit for failure to identify and designate a lead plaintiff in the lawsuit.

As described in more detail in the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2005, on January 12, 2005 a putative class action lawsuit was filed against the Company and certain officers of the Company. The action alleges violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and Rule 10b-5 thereunder. The action was filed purportedly on behalf of purchasers of the Company’s common stock who purchased shares during the period from May 10, 2004 through January 4, 2005. The complaint alleges misrepresentations and omissions in public announcements and filings concerning the Company’s business, sales and products. In May 2005, the case was consolidated with two similar lawsuits that were filed subsequently and contained similar factual allegations and was styled Harold Read, individually and on behalf of all others similarly situated v. Input/Output, Inc, Robert P. Peebler, J. Michael Kirksey, and Michael K. Lambert.

On June 22, 2005, the Court issued an order denying the motion of the only plaintiff who had moved for appointment as lead plaintiff on the ground that he and his attorney failed to meet the requirements of the Private Securities Litigation Reform Act.  The Court ordered the plaintiff in the case to publish a new public notice of the lawsuit, giving the alleged class members 30 days to identify a class member to serve as lead plaintiff and to file a motion for appointment as lead plaintiff and lead counsel in the case.  When no plaintiff filed a motion within the required time period, the Company filed a motion to strike all class allegations from the lawsuit.  The Court granted the Company’s motion on August 26, 2005, finding it apparent that no investor was willing to serve as lead plaintiff and, as a result, it was inappropriate to continue the lawsuit as a class action.

The Court also ordered the individual plaintiffs in the consolidated case to declare by September 9, 2005, whether they intend to pursue their individual claims in the lawsuit.  The Company is not aware of whether the plaintiffs will elect to pursue their individual claims in the consolidated lawsuit, but Company management believes that the ultimate resolution of the individual claims will not have a material adverse impact on the financial condition or liquidity of the Company. Based on the Company’s review of the consolidated complaint, management continues to believe the lawsuit is without merit and intends to defend the Company and its officers named as parties vigorously.

The shareholder derivative lawsuit (Kovalsky v. Robert P. Peebler, et al., No. 2005-17565) that has been pending in the District Court of Harris County, Texas, 189th Judicial District, against certain of the Company’s officers and all of the members of its board of directors as defendants, and against the Company as a nominal defendant, remains pending in that Court.  The Kovalsky case is described in more detail in the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2005.

The information contained in this report (i) is being furnished in accordance with Rule 100 under Regulation FD, (ii) is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (iii) shall not be incorporated by reference into any previous or future filings made by or to be made by the Company with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended, or the Exchange Act.

The information contained in this report contains certain forward-looking statements within the meaning of Section 21E of the Exchange Act.  These forward-looking statements include, but are not limited to, the Company’s beliefs and intentions regarding the referenced lawsuits or any other lawsuit filed against it.  All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include a ruling by a court that is adverse to the Company’s position and other uncertainties and matters beyond management’s control inherent in legal proceedings.  Additional risk factors, which could affect actual results, are disclosed by the Company from time to time in its filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2005

INPUT/OUTPUT, INC.

	By:	/s/ J. Michael Kirksey
		Name:	J. Michael Kirksey
		Title:	Executive Vice President and Chief Financial Officer